Exhibit (16)

ARES STRATEGIC INCOME FUND

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints R. Kipp deVeer, Joshua M. Bloomstein, Scott C. Lem, Michael L. Smith, Mitchell Goldstein, Lisa Morgan and Naseem Sagati Aghili associated with Ares Management LLC or its affiliates and Monica J. Shilling and Nicole M. Runyan of Kirkland and Ellis LLP, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to:

a)	sign any and all amendments, including pre- and post-effective amendments to the Fund's Registration Statement on Form N-14;

b)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion; and

c)	file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ R. Kipp deVeer
R. Kipp deVeer	August 21, 2024

/s/ Michael L. Smith
Michael L. Smith	August 21, 2024

/s/ Mitchell Goldstein
Mitchell Goldstein	August 21, 2024

/s/ Sandra R. Anceleitz
Sandra R. Anceleitz	August 21, 2024

/s/ Ann Torre Bates
Ann Torre Bates	August 21, 2024

/s/ Eric B. Siegel
Eric B. Siegel	August 21, 2024

/s/ Steven B. McKeever
Steven B. McKeever	August 21, 2024

/s/ Scott C. Lem
Scott C. Lem	August 21, 2024

/s/ Paul Cho
Paul Cho	August 21, 2024

[Signature Page to Power of Attorney]